EXHIBIT 3.1.2

CERTIFICATE OF AMENDMENT OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
MONGODB, INC.

                 July 18, 2025

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

* * * * *

MongoDB, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1.The title of Article VI of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

ARTICLE VI: DIRECTOR AND OFFICER LIABILITY

2.Clause 1 of Article VI of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

1.The liability of the directors and officers of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

3.The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first written above.

MONGODB, INC.

By:    /s/ Dev Ittycheria
Name:    Dev Ittycheria
Title:     Chief Executive Officer